EXHIBIT 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Second Amendment”) is entered into this 12th day of September, 2008 between Jeffrey Lubell, an individual (“Executive”), and True Religion Apparel, Inc., a Delaware corporation located at 2263 E. Vernon Avenue, Vernon, CA 90058 (the “TRA”).

RECITALS

A.        WHEREAS, Executive and TRA entered into an Employment Agreement (the “Agreement”), dated January 4, 2006;

B.        WHEREAS, Executive and TRA entered into an Amendment to Employment Agreement (the “First Amendment”), dated May 31, 2006;

C.        WHEREAS, Executive and TRA have agreed to amend various sections of the Agreement and the First Amendment, as set forth below;

D.        WHEREAS, Section 9(a) of the Agreement and Section 5 of the First Amendment each respectively provides that the Agreement or the First Amendment, as applicable, may be amended or supplemented only by a written agreement signed by each party;

NOW THEREFORE, Executive and TRA hereby agree as follows:

AGREEMENT

1.         Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Employment Period. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment hereunder shall be for a term (the “Employment Period”) ending on March 31, 2010 (the “Initial Termination Date”); provided, however, that this Agreement shall be automatically extended for three additional years on the Initial Termination Date and on each subsequent three year anniversary of the Initial Termination Date, unless either Executive or TRA elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than six months prior to the last day of the term as then in effect. For the avoidance of doubt, non-renewal of this Agreement pursuant to the provisions contained in the preceding sentence shall not be deemed to give rise to any payment to Executive as might be the case in connection with a termination of this Agreement.”

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2.         Section 2(a) (i) of the Agreement is hereby amended to reflect the fact that during the Employment Period, Executive shall serve as Chairman, Chief Executive Officer and Creative Director.

3.         Section 2(b) (i) of the Agreement is hereby amended to reflect an increase in Executive’s Base Salary, as that term is defined in the Agreement, from $500,000.00 to $775,000.00, which increase was effected by action of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) prior to the date of this Amendment effective commencing January 1, 2008. Executive’s Base Salary shall increase effective each subsequent January 1st during the Employment Period, commencing January 1, 2009, by an amount equal to 5% of the Base Salary in effect on the December 31 of the immediately preceding year.

4.         Section 2(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In addition to Base Salary, Executive shall be eligible, for each fiscal year of TRA ending during the Term, to participate in TRA’s Executive Cash Incentive Bonus Plan as adopted by the Board of Directors and to receive an annual cash performance bonus (an “Annual Bonus”) in accordance with the terms of that plan. If the Executive Cash Incentive Bonus Plan is not adopted by the shareholders of TRA, then TRA will make comparable arrangements to provide for the payment of an Annual Bonus, subject to the satisfaction of the applicable performance goals. By prior action of the Compensation Committee, the Compensation Committee has previously established performance goals and corresponding bonus amounts for 2008. The amount of Annual Bonus and target performance goals for future years during the Term shall be determined by the Compensation Committee (subject to the last sentence of Section 2(b)(iii). Prior to commencing deliberations with respect to such matters, the Compensation Committee will consult with Executive. The Annual Cash Bonus shall be paid no later than March 15 of the fiscal year following the fiscal year for which the Annual Bonus is to be paid, e.g. for 2008, the Annual Bonus shall be paid on or before March 15, 2009.”

5.         Section 2(b)(iii) of the Agreement is hereby amended to include the following:

"By prior action of the Compensation Committee, Executive has been awarded for 2008 restricted shares of Common Stock pursuant to TRA’s 2005 Stock Incentive Plan. Executive shall be eligible, for each subsequent fiscal year of TRA ending during the Term, to be granted awards under TRA’s 2005 Stock Incentive Plan or other equity compensation plans then in existence. The amount of such future awards, the target performance goals and the vesting terms of such awards will be determined by the Compensation Committee. Prior to commencing deliberations with respect to such matters, the Compensation Committee will consult with Executive. Notwithstanding anything else contained in this Agreement, so long as the performance goals established by the Compensation Committee in such subsequent years is at

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least equal to or greater than the performance goals established by the Compensation Committee for 2008, the dollar value of the Annual Bonus and Annual Stock Awards (with the dollar value computed in the same manner as reported in TRA’s annual proxy statement) which Executive is entitled to receive if TRA achieves such mid-point performance goals will not decrease from the amount he is eligible to receive in 2008. If the Compensation Committee has established more than one performance goal for a particular year (e.g. a minimum goal, a target goal and a maximum goal, the mid point (or target)) established for a particular year will be used to apply the terms of the immediately preceding sentence.

6.         Section 2(b)(iv) of the Agreement is hereby amended by adding the following sentence thereto:

“As used herein, ‘senior executives’ means the Named Executive Officers of TRA; as such term is defined in TRA’s proxy for their annual meeting of stockholders.”

7.         Section 2(b)(viii) of the Agreement is hereby amended by adding the following phrase at the end of such section:

“but in no event shall Executive receive less than six (6) weeks paid vacation per year.”

8.         Section 2(b) (x) of the Agreement is hereby amended by increasing the amount of the automobile allowance from $2,000 per month to $2,500 per month.

9.	Section 3(b) is hereby amended to read:

“Cause. TRA may, after a hearing before the Board as indicated in Section 3(b) (v) below, terminate Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events:"

10.       Section 3(b)(i) of the Agreement is hereby amended to replace the words “ten (10)” with the words “fifteen (15)”. Section 3(b)(i) shall also contain the following language: “Executive’s employment may be terminated for Cause pursuant to Section 3(b)(i) provided, however, that such termination may occur only within 30 days following the date of such fifteen-day notice, after which TRA shall provide an additional 15-day notice and another opportunity to cure prior to such termination pursuant to Section 3(b)(i).”

11.       Section 3(b)(ii) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(ii)     Executive's willful engagement in gross misconduct relating to Executive’s employment that is materially injurious to the Company. For this purpose, an act or failure to act shall be considered "willful misconduct" only if done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such act or failure to act was in the best interests of the Company;”

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12.	Intentionally Deleted.

13.       Section 3(b) (v) of the Agreement is hereby amended to replace the words “ten (10)” with the words “thirty (30)”.

14.       Section 3(b)(v) is also hereby amended to revise the sentence thereto within the parenthesis presently reading, "(after reasonable notice is provided to Executive and Executive is given an opportunity to be heard before the Board)" to read:

"(after reasonable notice is provided to Executive and Executive is given an opportunity to consult with counsel and be heard before the Board)" Section 3(b)(v) shall also contain the following language: “Executive’s employment may be terminated for Cause pursuant to Section 3(b)(v) provided, however, that such termination may occur only within 30 days following the date of such thirty-day notice, after which TRA shall provide an additional 30-day notice and another opportunity to cure prior to such termination pursuant to Section 3(b)(v).”

15.       The final paragraph of Section 3(b) of the Agreement is hereby amended to add the word “written” after the word “reasonable” and before the word “notice” and to add the following paragraph at the end of such section:

“Notwithstanding anything to the contrary in this Agreement, if Executive is terminated for Cause hereunder, he hereby agrees that he shall be deemed to have resigned as a member of the Board effective as of the Termination Date and he further agrees to execute any and all documents requested of him to confirm such resignation, although his failure to execute such documents shall not in any way affect the fact that he will have resigned as a Board member.”

16.	Section 3(c) is amended to read in full as follows:

“(c) Good Reason. Executive’s employment may be terminated by Executive for Good Reason or without Good Reason; provided, however Executive may terminate this Agreement for Good Reason only within the period of 180 days following the occurrence of the event which results in the right of termination hereunder. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the events listed below without Executive’s prior written consent, provided that (i) Executive provides written notice to TRA of the occurrence of such event within 90 days of Executive first becoming aware of its occurrence and (ii) TRA fails to fully cure the circumstances constituting Good Reason (provided such circumstances are capable of cure) prior to the Date of Termination (as defined below), which date will be at least 30 days following the date of such notice. Such events are:

(i) A material reduction in Executive’s titles (including, but not limited to, chairman of the board), duties, authority and responsibilities, or the assignment to Executive of any duties materially inconsistent with Executive’s position, authority, duties or responsibilities without the written consent of Executive;

(ii) TRA’s reduction in a material amount of Executive’s annual base salary or cash or equity bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

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(iii) The relocation of TRA’s office where Executive is required to perform his duties to a location more than thirty-five (35) miles from TRA’s current headquarters in Los Angeles, California; or

(iv) TRA’s failure to cure a material breach of its obligations under the Agreement within fifteen (15) business days after written notice is delivered to the Board by Executive which specifically identifies the manner in which Executive believes that TRA has breached its obligations under the Agreement.

 17.      Section 4(a)(i) of the Agreement is hereby amended to reflect that the Severance Multiple, as that term is defined in the Agreement, shall be changed from one and one-half (1.5) to three (3.0) and that any such payment thereunder shall in all events be paid no later than March 15 of the calendar year following the year in which the Notice of Termination is delivered.

18.	Section 4(a)(ii) is hereby amended to read in full as follows:

(ii) At the time when Executive’s Annual Bonus would otherwise be payable pursuant to Section 2(b)(ii) of the Agreement for the fiscal year of TRA in which the Date of Termination occurs, Executive shall, if the applicable performance goals are satisfied (the highest of such performance goals which is satisfied being referred to in this paragraph as the “Applicable Performance Goal”), be paid an Annual Bonus in an amount equal to the greater of (x) the product of (I) the amount of the Annual Bonus to which Executive would have been entitled if Executive’s employment had not been terminated, and (II) a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is the total number of days in such fiscal year (y) the product of (I) the amount of the Annual Bonus to which Executive would have been entitled if Executive’s employment had not been terminated, and (II) a percentage which represents that percentage of the Applicable Performance Goal actually satisfied as of the end of the fiscal quarter immediately preceding the Date of Termination, (a “Pro-Rated Annual Bonus”);

19.       Section 4(a)(iii) is hereby amended by adding the following sentence thereto after the first semi-colon and prior to the words, “provided, however”:

“thereafter, Executive shall be entitled to purchase, at his sole cost, insurance coverage under COBRA for the period permitted pursuant to TRA policy and California law;”

20.       Section 4(a)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(iv) All outstanding stock options, restricted stock and other equity awards (except for performance based awards, which shall vest only upon satisfaction of the performance goals) granted to Executive under any of TRA’s equity incentive or stock option plans (or awards substituted therefore covering the securities of a successor company) shall be modified to reflect full vesting; and”

21.       Section 4(b) of the Agreement is hereby amended by adding the following two paragraphs at the end of such Section:

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“Notwithstanding the foregoing, if Executive terminates his employment without Good Reason during the Employment Period, and Executive has been continuously employed by TRA for ten years or more immediately preceding the Date of Termination, then all outstanding stock options, restricted stock and other equity awards granted to Executive under any of TRA’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) (other than stock options, restricted stock or other equity awards granted during the twelve month period immediately preceding the Date of Termination) shall be modified to reflect full vesting upon satisfaction of any applicable performance goals).

In addition and regardless of Executive’s length of employment, at the time when the Annual Bonus would have otherwise been payable to Executive pursuant to Section 2(b)(ii) above, Executive shall be paid a Pro-Rated Bonus for any fiscal quarterly periods that have been completed during the fiscal year in which the Date of Termination occurs, as long as the following conditions have been met: (a) the minimum performance goals entitling Executive to any annual bonus for all such quarters have been met or exceeded (on a pro rata basis), and (b) the minimum performance goals entitling Executive to any annual bonus for such fiscal year has also been met or exceeded.”

22.	Section 4(c) (i) and (ii) are hereby amended to read in full as follows:

(i) The Accrued Obligations shall be paid to Executive’s estate or beneficiaries or to Executive, as applicable, in cash when due under California law;

(ii) 100% of Executive’s then current annual Base Salary, as in effect on the Date of Termination, shall be paid to Executive’s estate or beneficiaries or to Executive, as applicable, within 30 days of the Date of Termination;

23.       Section 4(c)(iv) is hereby amended by adding the following sentence thereto after the first semi-colon and prior to the words “provided, however”:

“thereafter, Executive shall be entitled to purchase, at his sole cost, insurance coverage under COBRA for the period permitted pursuant to TRA policy and California law;”

24.       Section 5(b) is hereby amended to provide that outstanding stock options, restricted stock and other equity awards granted to Executive under any of TRA’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall not vest unless the applicable performance goals are satisfied.

25.        Section 7 is hereby amended to add the following to the end of such section:

(f)       Notwithstanding anything to the contrary contained in Section 7, any payment to Executive pursuant to Section 7(b) and 7(c) shall be made by the end of the calendar year next following the calendar year in which the Executive remits the related taxes.

26.	Section 9(b) is hereby amended to revise the first sentence thereto to read:

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"To the fullest extent allowed by law, any controversy, claim or dispute between Executive and TRA (and/or any of its owners, directors, officers, employees, affiliates, or agents) in any way related to or arising out of Executive's employment or the cessation of that employment will be submitted to final and binding arbitration before a retired state or federal judge in the County of Los Angels, State of California, for determination in accordance with the Judicial Arbitration and Mediation Services ("JAMS") National Rules for the Resolution off Employment Disputes, as the exclusive remedy for such controversy, claim or dispute.

As well, any other reference within Section 9(b) or the Agreement in general to the American Arbitration Association (AAA) shall be replaced with "the Judicial Arbitration and Mediation Services" or "JAMS" as appropriate.

27.       Section 1(a) and 1(b) of Exhibit C, the Non-Competition Agreement, are hereby deleted and shall have no further force or effect.

28.       Section 1(c) of Exhibit C, the Non-Competition Agreement is hereby amended to read:

“During the Employment Period and, if Executive’s employment is terminated by TRA or Executive terminates his employment with TRA for any reason, for one (1) year following the last day of the Employment Period or the last day of Executive’s active employment, whichever occurs first, Executive shall not, directly or indirectly, solicit the employment of or employ any such person who is then or has been within three (3) months prior to the time of such action, an employee of TRA, or any Affiliate of TRA.

29.       Section 1(d) of Exhibit C, the Non-Competition Agreement is hereby amended to read:

“During the Employment Period and, if Executive’s employment is terminated by TRA or Executive terminates his employment with TRA for any reason, for one (1) year following the last day of the Employment Period or the last day of Executive’s active employment, whichever occurs first, Executive agrees that upon the earlier of Executive’s (x) negotiating with any Person concerning the possible employment of Executive by such Person in Competition with TRA, (y) receiving an offer of employment from an Person in Competition with TRA, or (z) becoming employed by any Person in competition with TRA, Executive will (A) immediately provide notice to TRA of such circumstances and (B) provide copies of this Agreement to such Person. Executive further agrees that TRA may provide notice to any such Person of Executive’s obligations under this Agreement.

30.       For purposes of notices to be delivered to TRA for as provided in Section 9(c) of the Employment Agreement and the corresponding provisions of each of the schedules and exhibits attached thereto, notices and all other communications shall be given to TRA at the following address:

For TRA:
True Religion Apparel, Inc.
2263 E. Vernon Avenue

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Vernon, CA 90058
Attn: Chief Financial Officer

With a copy to:

Akin Gump Strauss Hauer & Feld
2029 Century Park East
22nd Floor
Los Angeles, CA 90266
Attn: Frank Reddick

For Executive:

Jeffrey Lubell
At the Address of his Principal Residence
as it Appears in the Records of the Company

With a copy to:

Jeffer Mangels Butler & Marmaro LLP
1900 Avenue of the Stars
7th Floor
Los Angeles, CA 90067
Attn: Louise Ann Fernandez

31.       All other terms and conditions of the Agreement shall remain in full force and effect.

32.       TRA shall reimburse Executive for actual expenses of counsel incurred by Executive in connection with the drafting and negotiation of this Second Amendment, upon the presentation of a detailed statement of such expenses.

33.       This Second Amendment, along with the Agreement and the First Amendment, contain all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Second Amendment and the Agreement and First Amendment. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Second Amendment or the Agreement or the First Amendment not expressly set forth in this Second Amendment or the Agreement or the First Amendment are of no force or effect.

34.       Any waiver, alteration or modification of any of the terms of this Second Amendment shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive his or its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions under this Second Amendment.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

TRUE RELIGION APPAREL, INC. By: /s/ Michael F. Buckley Its: President /s/ Jeffrey Lubell Jeffrey Lubell

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